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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

   Current Report Pursuant to Section 13 or 15 (d) of The Securities Exchange
                                   Act of 1934

       Date of Report (Date of earliest event reported): January 13, 2002

                                ACMAT CORPORATION
               (Exact name of issuer as specified in its charter)


        Connecticut                   0-6234                  0682460
(State of Incorporation)           (Commission           (I.R.S. Employer
                                   File Number)         Identification No.)

                                 233 Main Street
                              New Britain, CT 06050
                    (Address of principal executive offices)

Registrant's telephone number, including area code:  (860)  229-9000

Not Applicable
(Former name or former address, if changed since last report)


Item 1. Changes in Control of Registrant

Henry W. Nozko, Sr., the Founder, Chairman, President and Chief Executive Officer of the Corporation, died on January 13, 2002 at the age of 82. At the time of his death, Mr. Nozko, Sr. owned of record or beneficially shares of the Corporation's Common Stock and Class A Stock having approximately 53% of the total voting power of the Corporation's voting capital stock. During the pendency of Mr. Nozko's estate, such voting power will be vested in the executors of the estate who are expected to be his son, Henry W. Nozko, Jr., the current Chairman, President and Chief Executive Officer of the Corporation, and his daughter Pamela N. Cosmas, subject to their appointment by the probate court with jurisdiction over Mr. Nozko's estate.

Item 7. Financial Statements and Exhibits

(a)   Financial Statements of Business Acquired.
      Not Applicable.

(b)   Pro-Forma Financial Information.
      Not Applicable.

(c)   Exhibits.

      The following document is filed as an Exhibit to this Report:

      Exhibit 99 - Press Release of the Company, dated January 18, 2002.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf, by the undersigned, thereunto duly authorized.

                                    ACMAT Corporation



                                    By:  Henry W. Nozko, Jr.
                                    Chairman, President and Chief Executive
                                    Officer




Dated:  January 18, 2002
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                                  EXHIBIT INDEX



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
Exhibit     Description
-------     -----------
   99       Press Release of the Company, dated January 18, 2002
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